 Exhibit 10.6

Amendment to Exclusive License Agreement

This Amendment to Exclusive License Agreement and Related Instruments, dated as of December 29, 2015 (the "Amendment"), is entered into by and among Solarflex Corp., a Delaware corporation with offices located at 12 Abba Hillel Silver Street, 11th Floor, Ramat Gan 52506, Israel ("Solarflex") and PT Kinerja Indonesia, organized and existing under the laws of Indonesia with offices located at Jl. Multatuli, No.8A, Medan 20151, Indonesia ("PT Kinerja").

The Amendment is being executed for the sole purpose of modifying the Exclusive License Agreement and Related Instruments between Solarflex and PT Kinerja dated December 1, 2015, as set forth hereinbelow. Solarflex and PT Kinerja are sometimes referred to collectively, as the "Parties" and individually, as a "Party."

RECITALS

WHEREAS, on December 1, 2015, the Parties executed and delivered the Exclusive License Agreement and related instruments, which provided, among other conditions, that in the best interest of the Parties, Solarflex raise equity capital in the minimum amount of $1,250,000 and a maximum of $2,500,000 (the "Capital Raise"), the proceeds of which shall be devoted to the world-wide marketing and distribution of the KinerjaPay technology and the KinerjaPay IP under the Exclusive License Agreement; and

WHEREAS, pursuant to this Amendment, the Parties agreed that it was in the best interests of the Parties for terms of the Capital Raise be adjusted so that the minimum amount be reduced from $1,250,000 to $500,000.

NOW, THEREFORE, in consideration of the premises and mutual promises herein and heretofore made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

Section 1: The Definitions, as amended:

The following terms shall, when used in the Exclusive License Agreement, have the following meanings:

"Capital Raise" means the raise by Solarflex of equity funding pursuant to the terms and conditions of the Reg S Subscription License Agreement, based upon the offering by Solarflex of units, each consisting of one (1) Share and one (1) class A common stock purchase warrant, at a price of $0.50 per unit in the minimum capital amount of $500,000 and the maximum capital amount of $2,500,000.

"Maximum Offering" means a sum of $2,500,000 under the Capital Raise pursuant to the Reg S Subscription Agreement

"Minimum Offering" means the sum of US$500,000 under the Capital Raise pursuant to the Reg S Subscription Agreement.

"Reg S Subscription Agreement" means that certain subscription agreement by and between Solarflex and Subscribers, pursuant to Regulation S promulgated by the SEC under the Act, in the form attached hereto as Exhibit B.

Section 2: Amendments to Exclusive License Agreement and Related Instruments:

Subject to the terms and conditions of this Amendment, the Parties agree to the following:

(a) Solarflex shall offer units (the "Unit Offering") pursuant to the Reg S Subscription Agreement at a price of $0.50 per Unit for a minimum of 1,000,000 Units, with total minimum offering proceeds of US$500,000 (the "Minumum Offering") and a maximum of 5,000,000 Units, with total maximum offering proceeds of US$2,500,000 (the "Maximum Offering");

(b) The Unit Offering is being made by Solarflex only to persons: (i) who are not "U.S. Persons," as defined in Rule 902 of Regulation S ("Reg S") promulgated by the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”); and (ii) to "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Rule 501 of Regulation D;

(c) The proceeds of the Unit Offering (the "Offering Proceeds") will be held in a Special Account (the "Escrow Account") maintained by counsel, Richard Rubin, Esq., the sole signatory of the Escrow Account, at JP Morgan Chase Bank, New York, NY, Account Number: 786621503, in accordance with the Escrow Agreement attached as Exhibit 2 to the Exclusive License Agreement;

(d) The Offering Proceeds shall not be released to Solarflex until the Escrow Account shall have Offering Proceeds of not less than US$500,000 from the Minimum Offering, provided that the Minimum Offering is completed during the Offering Period as defined in the Exclusive License Agreement and Related Instruments; and

(e) In all other respects, the Exclusive License Agreement and Related Instruments shall remain in full force and effect.

Section 3: Miscellaneous.

(a) This Amendment is intended for the sole purpose of amending and revising certain terms and conditions in the Exclusive License Agreement and Related Instruments and for no other purpose whatsoever.

(b) The Amendment is not transferable or assignable by the Parties without the prior written consent of the Parties.

(c) This Amendment shall be governed by and construed in accordance with the laws of the State of New York, the jurisdiction where Solarflex maintains its: (i) banking relationships; (ii) transfer agent relationships; and (iii) legal representation, among other United States relationships, without giving effect to conflicts of law principles and any dispute under this Amendment, the Exclusive License Agreement and/or Related Instruments shall be before a court of competent jurisdiction in New York County, State of New York.

IN WITNESS WHEREOF, the undersigned has executed this Amendment on the 29th day of December, 2015.

SOLARFLEX CORP. PT KINERJA INDONESIA

/s/: Sergei Rogov /s/: Edwin Witarsa Ng

Sergei Rogov, CEO Edwin Witarsa Ng, CEO